ETF Opportunities Trust 485BPOS

Exhibit 99(j)(17)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the OTG Latin America ETF and to the use of our report dated May 30, 2024 on the financial statements and financial highlights of OTG Latin America Fund, the predecessor mutual fund. Such financial statements and financial highlights appear in the Form N-CSR which is also incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

May 30, 2025